Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL BY THESE PRESENT, that each of the undersigned officers and directors of Kellogg Company, hereby constitutes and appoints John A. Bryant and Gary H. Pilnick, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, with full power to act alone, to sign the Registration Statement on Form S-3 of Kellogg Company to be filed with the Securities and Exchange Commission and any and all amendments to such registration statement (including any post-effective amendment and any registration statement to be filed with the Securities and Exchange Commission pursuant to Rule 462(b)), and to file the same, with all exhibits thereto and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned has executed this power of attorney on this 20th day of February 2009.

Signature	Title

/s/ A. D. David Mackay	President and Chief Executive Officer and
A. D. David Mackay	Director (Principal Executive Officer)

/s/ Alan R. Andrews	Vice President and Corporate Controller
Alan R. Andrews	(Principal Accounting Officer)

/s/ James M. Jenness James M. Jenness	Chairman of the Board and Director

/s/ Benjamin S. Carson Sr. Benjamin S. Carson Sr.	Director

/s/ John T. Dillon John T. Dillon	Director

/s/ Gordon Gund Gordon Gund	Director

/s/ Dorothy A. Johnson Dorothy A. Johnson	Director

Signature	Title

/s/ Donald R. Knauss Donald R. Knauss	Director

/s/ Ann McLaughlin Korologos Ann McLaughlin Korologos	Director

/s/ Rogelio M. Rebolledo Rogelio M. Rebolledo	Director

/s/ Sterling K. Speirn Sterling K. Speirn	Director

/s/ Robert A. Steele Robert A. Steele	Director

/s/ John L. Zabriskie John L. Zabriskie	Director